UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2021
CorEnergy Infrastructure Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-33292	20-3431375
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1100 Walnut, Ste. 3350	Kansas City,	MO	64106
(Address of Registrant's Principal Executive Offices)			(Zip Code)

(816)	875-3705
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Stock, par value $0.001 per share	CORR	New York Stock Exchange
7.375% Series A Cumulative Redeemable Preferred Stock	CORRPrA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 18, 2021, the Board of Directors of CorEnergy Infrastructure Trust, Inc. (the "Company") appointed Chris Huffman (age 41) to the role of Chief Accounting Officer, ("CAO"), effective November 9, 2021. Concurrent with the appointment of Mr. Huffman's assumption of the duties of the Company's CAO on November 9, Robert L Waldron, Chief Financial Officer will step down as interim CAO.

Prior to joining the Company, Mr. Huffman served as CAO at Discovery Natural Resources LLC since October 2012. Discovery is focused on the acquisition, development and exploration of oil and gas properties in the Permian Basin. Mr. Huffman previously was a Manager at PricewaterhouseCoopers LLP, serving listed energy upstream and midstream clients. Mr. Huffman holds a Bachelors of Business Administration and a Masters of Accountancy from the University of Colorado. He is a Certified Public Accountant.

Pursuant to the terms of his appointment, the Company has agreed that Mr. Huffman will be paid an annual base salary of $230,000, as well as an initial transition bonus of $120,000. Mr. Huffman also will have the opportunity to earn an annual discretionary short-term cash incentive bonus targeted at 35% of based salary based on Company and individual performance, is expected to have the opportunity to participate at a similar level in a future long-term equity incentive program to be developed by the Company’s Board of Directors following the recent internalization of the Company’s management, and will be entitled to other customary benefits, such as participation in the Company’s retirement and medical and other plans and vacation leave. Apart from these terms of Mr. Huffman’s initial employment, the Company and Mr. Huffman have not yet entered into any material plan, contract or arrangement in connection with his appointment as CAO. An amended Form 8-K will be filed if any such further action is taken.

There are no family relationships between Mr. Huffman and any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. There are no arrangements or understandings between Mr. Huffman and any other persons pursuant to which he was selected as CAO and, apart from his appointment as the Company’s new CAO and the terms of his initial compensation as described above, Mr. Huffman does not have a direct or indirect interest in any transaction with the Company or any currently proposed transaction to which the Company is a party.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORENERGY INFRASTRUCTURE TRUST, INC.

Dated: October 22, 2021	By:	/s/ Robert L Waldron
Robert L Waldron
Chief Financial Officer